UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2024

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1555 Blake Street, Unit 502
                  Denver, CO 80216
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2019, the Company entered into a 15-Year Triple Net lease of Building 1 of the Massachusetts Cannabis Center with BASK, Inc. The lease commenced on September 1, 2019 and included a monthly base rent of $11,563.50 and a revenue participation fee equivalent to 15% of BASK’s gross revenues derived from products produced in the building.

On May 3, 2024:

●	The Company and BASK mutually agreed to modify the lease to conclude on August 31, 2024;

●	After August 31, 2024, AmeriCann intends to operate the building as a regulated cannabis cultivation and manufacturing operator;

●
AmeriCann and BASK have agreed that, for the last five months of the lease effective April 1, the new monthly payment by BASK will be $57,587.78 per month, inclusive of property taxes and Host Community Agreement fees;

●
Bask agreed to transfer to the Company its provisional Cultivation and provisional Product Manufacturing licenses. BASK will receive a credit of $40,000 for each license transferred. Any transfer of licenses is contingent upon approval from the Massachusetts Cannabis Control Commission;

●
BASK granted the Company the option to purchase any furniture and equipment located in the space currently occupied by BASK. The Company and BASK will agree on the items that the Company intends to purchase on or before June 1, 2024.

Any licenses, furniture and equipment purchased will serve as a credit towards reducing the amounts due to the Company from Bask ($623,244 as of March 31, 2024). Any remaining balances will be converted to a promissory note which will be paid in 24 equal monthly non interest bearing installment payments. The current promissory note from BASK dated September 30, 2023 (which had an outstanding balance of $369,869 as of March 31, 2024) will be converted into this new consolidated promissory note.

The Company believes that there are potential benefits associated with operating the facility and becoming a regulated operator.  These include a transition to a much simpler and direct business model, greater control over building operations and potentially substantially increased revenue and cash flow.

Additionally, the recent announcement by the US Department of Justice of its intention to reclassify cannabis from Schedule I to Schedule III could make returns even more attractive by removing many of the obstacles cannabis operators currently encounter.

The Mutual Lease Modification Agreement is attached as an exhibit to this 8-K report.

Item 9.01         Financial Statements and Exhibits

Number	Description

10.16	BASK Mutual Lease Modification Agreement dated May 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2024

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer

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